UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2010

Berliner Communications, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28579 (Commission File Number)	75-2233445 (IRS Employer Identification No.)

1777 Sentry Parkway West, Blue Bell, PA (Address of Principal Executive Offices)	19422 (Zip Code)

Registrant’s telephone number, including area code:  (267) 464-1700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2010, Berliner Communications, Inc. (the “Company”), filed an Information Statement on Schedule 14C (the “Information Statement”) disclosing to the Company’s stockholders that, on January 27, 2010, holders of a majority of the shares of the Company’s voting capital stock acted by written consent in lieu of a special meeting of stockholders to adopt and approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Restated Certificate”) to (i) increase the Company’s authorized capital stock to a total of 220,000,000 shares, consisting of 200,000,000 shares of common stock, par value $0.00002 per share, and 20,000,000 shares of preferred stock, par value $0.00002 per share; (ii) change the Company’s name to “UniTek Global Services, Inc.”; and (iii) establish a Special Committee of the Board of Directors with the rights, powers and obligations set forth in the Restated Certificate.

The Restated Certificate was filed with the Secretary of State of the State of Delaware on June 4, 2010 and is thus effective as of that date.  The Restated Certificate is filed as Exhibit 3.1 to this report and the terms thereof are incorporated by reference.

Item 7.01.         Regulation FD Disclosure.

On June 4, 2010, the Company issued a press release regarding the Restated Certificate and the change to the Company’s name. The press release is filed as Exhibit 99.1 to this report and is incorporated herein.

Item 9.01.         Financial Statements and Exhibits.

(d)        Exhibits

3.1	Amended and Restated Certificate of Incorporation

99.1	Press Release dated June 4, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERLINER COMMUNICATIONS, INC.

Date: June 4, 2010	By:	/s/ Ronald J. Lejman
Ronald J. Lejman
Chief Financial Officer and Treasurer